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                                                                     EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

                                                             JURISDICTION OF
SUBSIDIARY                                                    INCORPORATION
Holley Performance Systems, Inc.                              Delaware

Weiand Automotive Industries, Inc.                            California

Lunati Cams, Inc.                                             Tennessee

Hooker Industries, Inc.                                       California

Biggs Manufacturing, Inc. a/k/a FlowTech                      Arizona

Nitrous Oxide Systems, Inc.                                   California

Earl's Supply Company a/k/a Earl's Performance Products       California